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Exhibit 5.1

[Shumaker Williams, P.C. Letterhead]

        WRITER'S DIRECT DIAL: 717.763.1121

WRITER'S EMAIL: mail@shumakerwilliams.com

December 20, 2005

Board of Directors
Tower Bancorp, Inc.
40 Center Square
Greencastle, PA 17225

  RE:
  Registration Statement on Form S-4
  Tower Bancorp, Inc.

Ladies and Gentlemen:

        In connection with the proposed offering of up to 693,040 shares of common stock, no par value (the "Common Stock"), by Tower Bancorp, Inc. (the "Company"), covered by the Company's Registration Statement on Form S-4 and any amendment thereto (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, we, as special counsel to the Company, have reviewed:

  (1)
  the Articles of Incorporation of the Company;

  (2)
  the Bylaws of the Company;

  (3)
  the resolutions, adopted by the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement;

  (4)
  the Registration Statement; and

  (5)
  such other documents, papers and matters of law as we have deemed necessary under the circumstances.

Board of Directors
Tower Bancorp, Inc.
December 20, 2005

        Based upon our review of the foregoing, it is our opinion that:

  (1)
  The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of such Commonwealth.

  (2)
  The Common Stock covered by the Registration Statement has been duly authorized and, when issued and sold pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and nonassessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the related Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons, whose consent is required under Section 7 of the Securities Act of 1993, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
/s/ SHUMAKER WILLIAMS, P.C. SHUMAKER WILLIAMS, P.C.

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